                     Amendment to Participation Agreement

   This Amendment to each of the Participation Agreements ("Agreement") currently in effect between American Funds Insurance Series (the "Series"), Capital Research and Management Company ("CRMC") and Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company, New England Life Insurance Company and General American Life Insurance Company (collectively, the "Company"), respectively, is effective this 30th day of April 2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

   WHEREAS, the Series and the Company agree to distribute the prospectuses of the funds within the Series pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

   WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

   NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

    1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

    2. The Series and CRMC each represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Series and its funds. The Series further represents and warrants that it has reasonable policies and procedures in place designed to monitor such web site for compliance with the requirements of Rule 498.

    3. The Series and CRMC each agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will contain the current Series' and funds' documents required to be posted in compliance with Rule 498. The Series shall notify the Company of any unexpected interruptions in the availability of this web page promptly upon the Series' or CRMC's discovery of such interruption.

    4. The Series and CRMC represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Fund documents made directly to the Series, CRMC or one of their affiliates. The Series and CRMC further represent and warrant that any information obtained about contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

    5. The Company represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional fund documents made directly to the Company or one of its affiliates.

    6. Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

    7. CRMC and the Series may, at the Company's request, provide the Company with URLs to the current Series' and funds' documents for use with Company's electronic delivery of fund documents or on the Company's website. CRMC and the Series will be responsible for ensuring the integrity of the URLs and for maintaining the Series' and funds' current documents on the site to which such URLs originally navigate to. The Company will be responsible for the maintenance of any web links to such URLs on the Company's website.

    8. The Series and CRMC make no warranty, express or implied, that the American Funds' website or the documents contained thereon will be free from any defects, bugs, errors or malfunctions; provided, however that the Series and CRMC hereby agree to use commercially reasonable efforts to employ procedures consistent with industry practices designed to reduce exposure to viruses.

    9. If the Series determines that it will end its use of the Summary Prospectus delivery option, the Series and CRMC will provide the Company with at least 60 days' advance notice of its intent.

    10.The parties agree that all other provisions of the Participation
       Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

    11.The parties agree that the Company is not required to distribute Summary
       Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give CRMC and the Series sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the date first set forth above.

      AMERICAN FUNDS INSURANCE SERIES

      By: /s/ Steven I. Koszalka
          --------------------------
      Name: Steven I. Koszalka
      Its: Secretary

      CAPITAL RESEARCH AND MANAGEMENT COMPANY
      By: /s/ Michael J. Downer
          --------------------------
      Name: Michael J. Downer
      Its: Senior Vice President and Secretary    Approved for Signature
                                                  by CRMC legal Dept. ~

      METROPOLITAN LIFE INSURANCE COMPANY

      By:
      Name:
      Its:

      METLIFE INSURANCE COMPANY OF CONNECTICUT

      By:
      Name:
      Its:

      METLIFE INVESTORS USA INSURANCE COMPANY

      By:
      Name:
      Its:

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the date first set forth above.

------------------------------------------
AMERICAN FUNDS INSURANCE SERIES
------------------------------------------

By:
Name:
Its:

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:
Name:
Its:

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Alan C. Leland, Jr.
    -------------------------------------
Name: Alan C. Leland, Jr.
Its: Vice President

METLIFE INSURANCE COMPANY OF CONNECTICUT

By: /s/ Paul L. LeClair
    -------------------------------------
Name: Paul L. LeClair
Its: Vice President and Actuary

METLIFE INVESTORS USA INSURANCE COMPANY

By: /s/ Paul L. LeClair
    -------------------------------------
Name: Paul L. LeClair
Its: Vice President

METLIFE INVESTORS INSURANCE COMPANY

By: /s/ Paul L. LeClair
    -------------------------------------
Name: Paul L. LeClair
Its: Vice President

FIRST METLIFE INVESTORS INSURANCE COMPANY

By: /s/ Paul L. LeClair
    -------------------------------------
Name: Paul L. LeClair
Its: Vice President

NEW ENGLAND LIFE INSURANCE COMPANY

By: /s/ Alan C. Leland, Jr.
    -------------------------------------
Name: Alan C. Leland, Jr.
Its: Senior Vice President

GENERAL AMERICAN LIFE INSURANCE COMPANY

By: /s/ Paul L. LeClair
    -------------------------------------
Name: Paul L. LeClair
Its: Vice President and Actuary